UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2019 (October 2, 2019)

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Background

On October 2, 2019, HEP Cushing LLC (“HEP Cushing”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (“HEP”), and Plains Marketing, L.P. (“PMLP”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (“Plains”), formed a 50/50 joint venture, Cushing Connect Pipeline & Terminal LLC (the “Joint Venture”), for (i) the development and construction of a new 160,000 barrel per day common carrier crude oil pipeline (the “Cushing Connect Pipeline”) that will connect the Cushing, Oklahoma crude oil hub to the Tulsa, Oklahoma refining complex owned by HollyFrontier Tulsa Refining LLC (“HFTR”), a wholly-owned subsidiary of HollyFrontier Corporation (“HollyFrontier”) and (ii) the ownership and operation of 1.5 million barrels of crude oil storage in Cushing, Oklahoma.

Sixth Amended and Restated Master Throughput Agreement

On October 2, 2019, Holly Energy Partners – Operating, L.P. (“HEP Operating”), a wholly-owned subsidiary of HEP, and HollyFrontier Refining & Marketing LLC (“HFRM”), a wholly-owned subsidiary of HollyFrontier, entered into the Sixth Amended and Restated Master Throughput Agreement (the “Sixth Amended and Restated Master Throughput Agreement”). The Sixth Amended and Restated Master Throughput Agreement amends and restates in its entirety the Fifth Amended and Restated Master Throughput Agreement, dated effective July 1, 2019. Pursuant to the Sixth Amended and Restated Master Throughput Agreement, among other things, HFRM agreed to (a) minimum throughput commitments on the Cushing Connect Pipeline and (b) pay HEP Operating tariffs associated with product movements on the Cushing Connect Pipeline. The tariffs are subject to adjustment as provided in the Sixth Amended and Restated Master Throughput Agreement. The arrangement with respect to the Cushing Connect Pipeline has an initial term, which will commence on the date on which, in the reasonable opinion of HEP Operating, the Cushing Connect Pipeline and the applicable connections are available for service and will conclude in March 2036, unless earlier terminated. The arrangement with respect to the Cushing Connect Pipeline will automatically renew for successive two year terms, unless terminated prior to the next successive term. HollyFrontier will guarantee the obligations of HFRM under the arrangement, and HEP will guarantee the obligations of HEP Operating.

The description of the Sixth Amended and Restated Master Throughput Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Twentieth Amended and Restated Omnibus Agreement

On October 2, 2019, HollyFrontier, HEP and certain of their respective subsidiaries entered into the Twentieth Amended and Restated Omnibus Agreement (the “Twentieth Amended and Restated Omnibus Agreement”). The Twentieth Amended and Restated Omnibus Agreement amends and restates in its entirety the Nineteenth Amended and Restated Omnibus Agreement, dated effective June 1, 2018, to, among other things, add HEP Cushing as a party and subject the equity interests of HEP Cushing in the Joint Venture to HollyFrontier’s right of first refusal, subject to the limitations provided therein, including any rights of Plains arising under the operating agreement of the Joint Venture.

The description of the Twentieth Amended and Restated Omnibus Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.

Item 7.01.	Regulation FD Disclosure.

On October 2, 2019, HEP and Plains issued a joint press release announcing the Joint Venture. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Sixth Amended and Restated Master Throughput Agreement, dated as of October 2, 2019, by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners – Operating, L.P.

10.2	Twentieth Amended and Restated Omnibus Agreement, dated as of October 2, 2019, by and between HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

99.1	Joint Press Release dated October 2, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Richard L. Voliva III
Name:	Richard L. Voliva III
Title:	Executive Vice President and Chief Financial Officer

Date:    October 3, 2019

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